UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2020

www.carlisle.com

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 781-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	CSL	New York Stock Exchange
Preferred Stock Purchase Rights, $1 par value	n/a	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2020, Carlisle Companies Incorporated (the “Company”) closed its previously announced public offering of $750,000,000 aggregate principal amount of 2.750% senior notes due 2030 (the “Notes”).

The Notes are governed by the Base Indenture, dated January 15, 1997 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated February 28, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), as trustee.

Interest on the Notes is payable semiannually on March 1 and September 1 of each year, commencing September 1, 2020, to holders of record on the preceding February 15 or August 15, as the case may be.  The Notes will mature on March 1, 2030.  The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The Notes contain customary negative restrictions for notes of this type, such as limitations on our ability to incur secured debt or enter into sale and leaseback transactions. We may redeem the Notes at any time prior to December 1, 2029 at the make whole price set forth in the Indenture, plus accrued and unpaid interest to the redemption date. On or after December 1, 2029, we may redeem the Notes at par, plus accrued and unpaid interest to the redemption date.

The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.  The Supplemental Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On February 28, 2020, the Company issued a notice for the redemption in full of all $250,000,000 aggregate principal amount of its outstanding 5.125% notes due 2020 (the “2020 Notes”). The 2020 Notes will be redeemed on March 29, 2020 (the “Redemption Date”) at the redemption price set forth in the succeeding paragraph (the “Redemption Price”).

The Redemption Price will equal the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2020 Notes) plus 35 basis points, together with any accrued and unpaid interest to, but not including, the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit Number	Description
4.1	Fourth Supplemental Indenture, dated February 28, 2020.

4.2	Form of 2.750% Senior Notes due 2030.

104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Robert M. Roche
	Name:	Robert M. Roche
	Title:	Vice President and Chief Financial Officer

Date: February 28, 2020